Exhibit 5.1

Silicon Valley Office • 1755 Embarcadero Road • Palo Alto, California 94303

Telephone: +1.650.739.3939 • jonesday.com

December 9, 2024

Anteris Technologies Global Corp.
Toowong Tower, Level 3, Suite 302

9 Sherwood Road

Toowong, QLD 4066

Australia

Re:	Registration Statement on Form S-1 (No. 333-283414) Relating to the Initial Public Offering of up to 17,020,000 shares of Common Stock of Anteris Technologies Global Corp.

Ladies and Gentlemen:

We are acting as counsel for Anteris Technologies Global Corp., a Delaware corporation (the “Company”), in connection with the initial public offering and sale of up to 17,020,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), by the Company, pursuant to the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and among the Company, Anteris Technologies Ltd (“ATL”), TD Securities (USA) LLC, Barclays Capital Inc. and Cantor Fitzgerald & Co., for themselves and acting as representatives of the several underwriters to be named in Schedule A thereto.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based upon the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and delivered pursuant to the Underwriting Agreement against payment of the consideration therefor, as provided in the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

In rendering the opinion set forth above, we have assumed that the Underwriting Agreement will have been executed and delivered by the parties thereto, the scheme of arrangement under Australian law between ATL and its shareholders (the “Share Scheme”) and the scheme of arrangement under Australian law between ATL and its optionholders (each as further described within the Registration Statement and, together, the “Schemes”) will each have become effective in accordance with their respective terms (and will remain effective at the time of issuance of the Shares), and the resolutions authorizing, inter alia, the Company to issue and deliver the Shares pursuant to the Underwriting Agreement and approving the terms of the Schemes will be in full force and effect at all times at which the Shares are issued and delivered by the Company. In rendering the opinion set forth above, we have also assumed that the Company will issue and deliver the Shares after filing the Company’s Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, to be in effect upon completion of the Company’s initial public offering, in the form approved by us and filed as an exhibit to the Registration Statement on Form S-1 (SEC File No. 333-283414), filed by the Company to effect registration of the Shares under the Securities Act of 1933 (the “Act”).

AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS DETROIT • DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS ANGELES • MADRID MELBOURNE • MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH SAN DIEGO • SAN FRANCISCO • SÃO PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

Anteris Technologies Global Corp.
December 9, 2024

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinion expressed herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day